Exhibit 99.1

Empire Global Corp. Extinguishes Debt

Proceeds from Private Placement eliminate certain debt obligations.

NEW YORK--(BUSINESS WIRE)--Empire Global Corp. (the company) (EMGL.OTCQB), a company focused on the acquisition and development of regulated online gaming operations, announced today that it has prepaid an aggregate amount of $151,188.78 in principal and interest of certain debt obligations and significantly reduces accounts payable by $127,897.61 from proceeds of the previously announced private placement.

Forward Looking Statements
Information in this news release may contain statements about future expectations or plans of Empire Global Corp. that constitute forward-looking statements for purposes of the Safe Harbor Provisions under the Private Securities Litigation Reform Act of 1995.

Contacts:
Michele Ciavarella, B.Sc.
ceo.emgl@emglcorp.com